UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2014

OUTERWALL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1800 – 114th Avenue SE Bellevue, Washington	98004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2014, the Board of Directors (the “Board”) of Outerwall Inc. (“Outerwall”) appointed Ross G. Landsbaum as a member of the Board, effective immediately. Mr. Landsbaum was placed in the class of directors whose current term is up at Outerwall’s 2015 Annual Meeting of Stockholders. He has been appointed to the Audit Committee of the Board.

Mr. Landsbaum has served as chief financial officer of ReachLocal, Inc. (a public technology company providing online marketing solutions) since June 2008. Before that, he held various executive positions at MacAndrews and Forbes’ Panavision Inc. (a service provider to the motion picture and television industries), including chief financial officer from 2005 to 2007 and chief operating officer in 2007. Mr. Landsbaum served as executive vice president, finance and operations and chief financial officer for Miramax Films (the art-house and independent film division of The Walt Disney Company) from 2001 to 2005. Prior to that, he served in various capacities, including as chief financial officer, at Spelling Entertainment Group, Inc. (a diversified public entertainment concern) and in various capacities at Arthur Andersen LLP (an accounting firm). Mr. Landsbaum is a certified public accountant (inactive).

Mr. Landsbaum will receive the standard compensation received by Outerwall non-employee directors. The standard compensation arrangements received by Outerwall non-employee directors are generally as described in Outerwall’s definitive proxy statement on Schedule 14A filed on April 30, 2014 with the Securities and Exchange Commission, as updated, effective January 1, 2014, and described in Exhibit 10.31 to Outerwall’s Annual Report on Form 10-K filed on February 6, 2014 with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTERWALL INC.

Date: July 17, 2014	By:	/s/ Donald R. Rench
Donald R. Rench
Chief Legal Officer, General Counsel and Corporate Secretary